                                                                  EXECUTION COPY

                                                                    Exhibit 99.2


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                         EXTERNAL SHARING DEBT AGREEMENT

                           Dated as of May 28, 2003

                                      among

                            LUCENT TECHNOLOGIES INC.,
                                   as Borrower

                               THE SEVERAL BANKS,
                        from Time to Time Parties hereto

                                       and

                  JPMORGAN CHASE BANK, as Administrative Agent


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
                                TABLE OF CONTENTS

                                                                                                                PAGE
ARTICLE I Definitions.............................................................................................1
         SECTION 1.01.   Defined Terms............................................................................1
         SECTION 1.02.   Terms Generally.........................................................................12
         SECTION 1.03.   Accounting Terms; GAAP..................................................................12
ARTICLE II Letters of Credit.....................................................................................12
         SECTION 2.01.   L/C Commitment..........................................................................12
         SECTION 2.02.   Procedure for Renewal of Letter of Credit...............................................13
         SECTION 2.03.   Documentation...........................................................................13
         SECTION 2.04.   Fees and Other Charges..................................................................14
         SECTION 2.05.   Termination.............................................................................14
         SECTION 2.06.   Cash Collateralization..................................................................14
         SECTION 2.07.   Taxes 15
ARTICLE III Representations and Warranties.......................................................................17
         SECTION 3.01.   Organization; Powers....................................................................17
         SECTION 3.02.   Authorization...........................................................................17
         SECTION 3.03.   Enforceability..........................................................................18
         SECTION 3.04.   Governmental Approvals..................................................................18
         SECTION 3.05.   Financial Statements....................................................................18
         SECTION 3.06.   Properties..............................................................................18
         SECTION 3.07.   Litigation and Environmental Matters....................................................18
         SECTION 3.08.   Compliance with Laws and Agreements.....................................................19
         SECTION 3.09.   Federal Reserve Regulations.............................................................19
         SECTION 3.10.   Investment Company Act; Public Utility Holding Company Act..............................19
         SECTION 3.11.   Taxes 19
         SECTION 3.12.   ERISA 19
         SECTION 3.13.   Labor Matters...........................................................................19
         SECTION 3.14.   Subsidiaries............................................................................19
         SECTION 3.15.   [Intentionally Omitted].................................................................20
         SECTION 3.16.   No Material Misstatements...............................................................20
         SECTION 3.17.   Security Documents......................................................................20
ARTICLE IV Conditions............................................................................................21
         SECTION 4.01.   Effective Date..........................................................................21
         SECTION 4.02.   Each L/C Event..........................................................................22
ARTICLE V Affirmative Covenants..................................................................................22
         SECTION 5.01.   Existence...............................................................................22
         SECTION 5.02.   Financial Statements, Reports, etc......................................................22
         SECTION 5.03.   Maintaining Records.....................................................................24
         SECTION 5.04.   Notices of Material Events..............................................................24
         SECTION 5.05.   Existence; Conduct of Business..........................................................24
         SECTION 5.06.   Payment of Obligations..................................................................24
         SECTION 5.07.   Maintenance of Properties; Insurance....................................................25
         SECTION 5.08.   Inspection Rights.......................................................................25

                                                                                                                PAGE
         SECTION 5.09.   Compliance..............................................................................25
         SECTION 5.10.   [Intentionally Omitted].................................................................25
         SECTION 5.11.   Additional Subsidiary Guarantors and Collateral.........................................25
         SECTION 5.12.   Post-Closing Collateral Matters.........................................................26
ARTICLE VI Negative Covenants....................................................................................27
         SECTION 6.01.   Indebtedness............................................................................27
         SECTION 6.02.   Liens 27
         SECTION 6.03.   Fundamental Changes.....................................................................28
         SECTION 6.04.   Investments, Loans, Advances, Guarantees and Acquisitions...............................28
         SECTION 6.05.   Hedging Agreements......................................................................29
         SECTION 6.06.   Restricted Payments.....................................................................29
         SECTION 6.07.   Synthetic Purchase Agreements...........................................................30
         SECTION 6.08.   Limitation on Payments of Certain Debt Instruments......................................30
ARTICLE VII Financial Covenants..................................................................................30
         SECTION 7.01.   Minimum Cash............................................................................30
         SECTION 7.02.   Minimum Operating Income................................................................30
         SECTION 7.03.   Cash Collateral Event...................................................................31
ARTICLE VIII Events of Default...................................................................................31
ARTICLE IX The Administrative Agent..............................................................................33
ARTICLE X Miscellaneous..........................................................................................35
         SECTION 10.01.   Notices................................................................................35
         SECTION 10.02.   Survival of Agreement..................................................................35
         SECTION 10.03.   Binding Effect.........................................................................36
         SECTION 10.04.   Successors and Assigns.................................................................36
         SECTION 10.05.   Expenses; Indemnity....................................................................36
         SECTION 10.06.   Applicable Law.........................................................................36
         SECTION 10.07.   Waivers; Amendment.....................................................................36
         SECTION 10.08.   Entire Agreement.......................................................................37
         SECTION 10.09.   Severability...........................................................................37
         SECTION 10.10.   Right of Setoff........................................................................37
         SECTION 10.11.   Counterparts...........................................................................38
         SECTION 10.12.   Headings...............................................................................38
         SECTION 10.13.   Release of Guarantees and Liens........................................................38
         SECTION 10.14.   Confidentiality........................................................................38
         SECTION 10.15.   Submission To Jurisdiction; Waivers....................................................39
         SECTION 10.16.   WAIVER OF JURY TRIAL...................................................................39

EXHIBITS
Exhibit A                  Form of Collateral Sharing Agreement
Exhibit B                  Form of Guarantee and Collateral Agreement
Exhibit C                  Form of Mortgage
Exhibit D                  Form of Closing Certificate
Exhibit E-1                Form of Opinion of Sidley Austin Brown & Wood LLP
Exhibit E-2                Form of Opinion of In-House Counsel to the Borrower
Exhibit F                  Form of Monthly Report

SCHEDULES

Schedule 1.01A             Mortgaged Properties
Schedule 1.01B             Excluded Subsidiaries
Schedule 1.01C             Net Pension and Post-Retirement Charges
Schedule 3.14              Material Subsidiaries
Schedule 3.17(b)           Mortgage Filing Offices
Schedule 5.12              Accounts
Schedule 6.02              Existing Liens
Schedule 6.08(a)           Certain Indebtedness

      EXTERNAL SHARING DEBT AGREEMENT, dated as of May 28, 2003, among LUCENT TECHNOLOGIES INC., a Delaware corporation ("Lucent" or the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Banks"), and JPMORGAN CHASE BANK, as Administrative Agent for the Banks.

                              W I T N E S S E T H:

      WHEREAS, the Borrower has requested that the Banks renew letters of credit previously issued to the Borrower or a Subsidiary thereof, and that are outstanding on the date hereof, on the terms set forth herein; and

      WHEREAS, each Bank is willing to renew such letters of credit upon and subject to the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   Definitions

      SECTION 1.01. Defined Terms. As used in this Agreement the following terms shall have the meanings specified below:

      "Administrative Agent" shall mean JPMorgan Chase Bank, together with its affiliates, as the administrative agent for the Banks under this Agreement and the other Credit Documents, together with any of its successors.

      "Administrative Questionnaire" shall mean an administrative questionnaire in a form approved by the Administrative Agent.

      "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

      "Agreement" shall mean this External Sharing Debt Agreement, as amended, supplemented or otherwise modified from time to time.

      "Availability Period" shall mean the period from and including the Effective Date to the earlier of (a) the Termination Date and (b) the date such period is terminated upon the occurrence of an Event of Default in accordance with Article VIII or a breach of Section 7.01 or 7.02.

      "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

      "Borrower Debt Rating" shall mean any rating by a Rating Agency with respect to the senior unsecured non-credit enhanced long-term debt of the Borrower.

      "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City.

      "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

      "Cash Collateral Account" shall have the meaning assigned to such term in
Section 2.06(a).

      "Cash Collateral Event" shall have the meaning assigned to such term in
Section 7.03.

      "Cash Collateralized Debt" shall have the meaning assigned to such term in
Section 6.01(a).

      "Certificate of Designations" shall mean the Certificate of Designations, filed with the Secretary of State of the State of Delaware, of 8% Redeemable Convertible Preferred Stock Setting Forth the Powers, Preferences and Rights, and the Qualifications, Limitations and Restrictions Thereof, of such Preferred Stock of Lucent Technologies Inc.

      "Change in Control" shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any "person" or "group" (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Effective Date), of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

      "CMO Transaction" shall mean any financing arrangement involving (i) the incurrence of Indebtedness supported by Liens (or Indebtedness secured by Liens) on real estate owned by the Borrower or any Subsidiary, or on the Capital Stock of any Subsidiary formed exclusively to hold any direct or indirect interest in such real estate, and on related assets (including reserve accounts) or (ii) the issuance of Capital Stock of a Real Estate Subsidiary.

      "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

      "Collateral" shall mean all property of the Credit Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

      "Collateral Agent" shall mean JPMorgan Chase Bank, in its capacity as Collateral Agent under the Security Documents and the Collateral Sharing Agreement.

      "Collateral Sharing Agreement" shall mean the Amended and Restated Collateral Sharing Agreement to be executed and delivered by the Collateral Agent and the Borrower, substantially in the form of Exhibit A.

      "Consolidated Operating Income" shall mean, for any period, consolidated operating income for such period, excluding, without duplication, any of the following (if applicable): (a) other income or expenses included in the determination thereof in a consolidated statement of operations for such period and, without duplication, any of the following, whether or not included in such determination: (b) depreciation and amortization, (c) asset impairment charges,
(d) restructuring charges or reversals, (e) net pension and post-retirement charges or credits, to the extent the net effect of such charges and credits differ from the amounts reflected in the sensitivity business model as set forth in Schedule 1.01C, (f) any extraordinary, unusual, non-recurring or non-cash charges or credits, (g) provisions for bad debt and customer financing and (h) any charges related to the obligations described in clause (d) of the defined term "External Sharing Debt", all as determined on a consolidated basis in accordance with GAAP.

      "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting shares, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "Control Agreement" shall have the meaning assigned to such term in
Section 5.12.

      "Convertible Subordinated Debentures" shall mean (a) with respect to the Trust Preferred Securities, the 7.75% convertible subordinated debentures due 2017 of the Borrower issued pursuant to the Indenture, dated as of March 19, 2002, between the Borrower and The Bank of New York, as trustee, and (b) with respect to the Redeemable Convertible Preferred Stock, the "Convertible Subordinated Debentures" (as defined in the Certificate of Designations).

      "Credit Documents" shall mean this Agreement, the L/C Agreement, the Cash Collateral Agreements (as defined herein and in the L/C Agreement), the Applications (as defined in the L/C Agreement), the Security Documents and the Collateral Sharing Agreement.

      "Credit Parties" shall mean the Borrower and each Subsidiary Guarantor.

      "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

      "Disposition" shall mean, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose", and "Disposed of" shall have correlative meanings.

      "Dollars" or "$" shall mean lawful money of the United States of America.

      "Domestic Subsidiary" shall mean any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

      "Effective Date" shall mean the date as of which all of the conditions precedent set forth in Section 4.01 have been satisfied (which date shall not be later than June 30, 2003).

      "Environmental Laws" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

      "Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based, upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan (unless such liability is promptly satisfied or otherwise discharged); or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability (unless such liability is promptly satisfied or otherwise discharged) or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "ESD Obligations" shall mean, at any time, the sum of (a) the aggregate L/C Outstandings at such time plus (b) the aggregate amount of all L/C Disbursements that have not been reimbursed by or on behalf of the Borrower at such time..

      "Event of Default" shall have the meaning assigned to such term in Article VIII.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Excluded Foreign Collateral" shall mean (a) any accounts receivable and other contract rights to payment payable by non-U.S. Persons organized in China, India or Saudi Arabia to the Borrower or any Domestic Subsidiary and (b) inventory of the Borrower or any Domestic Subsidiary physically located outside of the United States, in each case in respect of which the Administrative Agent and the Collateral Agent have released the Lien granted pursuant to the Security Documents in accordance with Section 10.13.

      "Excluded Subsidiary" shall mean any Non-Wholly Owned Subsidiary that is described on Schedule 1.01B.

      "External Sharing Debt" shall mean obligations of the Borrower or any of its Subsidiaries under or in respect of (including pursuant to Guarantees or other credit support): (a) letters of credit and similar obligations opened for the account of the Borrower or a Subsidiary thereof, (b) loans, advances and other Indebtedness for borrowed money to the Borrower or a Subsidiary thereof,
(c) foreign exchange and derivative transactions ("Derivative Transactions") or Hedging Agreements with the Borrower or a Subsidiary as the counterparty, (d) the Participation Agreement, dated as of September 27, 2000, among the Borrower, as sponsor and servicer, Insured Special Purpose Trust, KED Funding LLC, Insured Asset Funding LLC, the investors party thereto, the APA purchasers party thereto, Citicorp North America, Inc., as program agent, Citibank, N.A., as agent and collateral agent, and Global Securitization Services, LLC, as administrator, pursuant to which, the Borrower established a program whereby it would sell vendor financings to an "Insured Special Purpose Trust" (the "Participation Agreement"), and such program and the other documents entered into in connection therewith (including any amendment or modification to such documents or to any documents related thereto entered into after the date hereof), (e) Vendor Financing Exposures, (f) existing cash management and other operating arrangements and any other cash management and other operating arrangements entered into in the ordinary course of business and (g) real estate lease, fleet lease, purchase and credit card programs and such other Indebtedness as may be agreed to by the Administrative Agent and the Borrower, such Agreement not to be unreasonably withheld. The amount of any Derivative Transaction or the obligations under any Hedging Agreement will be determined at all times to be equal to the then marked-to-market exposure of the relevant bank (determined on a net basis if applicable under the relevant agreement between the Borrower and the relevant bank), provided that such amount will not be less than $0.

      "Financial Officer" of any corporation shall mean the Chief Financial Officer, principal accounting officer, Treasurer or Assistant Treasurer of such corporation.

      "Foreign Subsidiary" shall mean any Subsidiary of the Borrower that is not a Domestic Subsidiary.

      "GAAP" shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis.

      "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Guarantee" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee made by any guarantor shall be deemed to be the lower of
(a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

      "Guarantee and Collateral Agreement" shall mean the Amended and Restated Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit B.

      "Hazardous Materials" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Hedging Agreement" shall mean (a) any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement and (b) any hedging agreement in respect of the Borrower's common stock entered into in order to hedge the Borrower's exposure under its stock option plans or other benefit plans for employees, directors or consultants of the Borrower and its Subsidiaries.

      "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding current accounts payable incurred in the ordinary course of business), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, performance bonds and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (k) to the extent not otherwise included, indebtedness or similar obligations (including, if applicable, net investment amounts) pursuant to any receivables securitization. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

      "Indemnitee" shall have the meaning assigned to such term in Section
10.05.

      "Insurance Subsidiary" shall mean First Beacon Insurance Company, a captive insurance company organized under the laws of the State of Vermont.

      "Investments" shall have the meaning set forth in Section 6.04.

      "L/C Agreement" shall mean the Letter of Credit Issuance and Reimbursement Agreement, dated as of the date hereof, among the Borrower, the banks from time to time parties thereto and JPMorgan Chase Bank, as administrative agent.

      "L/C Disbursement" shall mean a payment made by a Bank pursuant to a Letter of Credit.

      "L/C Event" shall have the meaning assigned to such term in Section 4.02.

      "L/C Exposure" shall mean, at any time, the sum of (a) the aggregate L/C Outstandings at such time plus (b) the aggregate amount of all L/C Disbursements that have not been reimbursed by or on behalf of the Borrower at such time.

      "L/C Fee Rate" shall mean 500 basis points; provided that upon the full cash collateralization of all outstanding Letters of Credit, the L/C Fee Rate shall mean 50 basis points.

      "L/C Outstanding" shall mean, for any Letter of Credit on any date of determination, the amount available to be drawn under such Letter of Credit at any time on or after such date, the determination of such amount to assume the compliance with and satisfaction of all conditions for drawing enumerated therein.

      "Letters of Credit" shall have the meaning assigned to such term in
Section 2.01(a).

      "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "Margin Regulations" shall mean Regulations T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      "Margin Stock" shall have the meaning given such term under Regulation U of the Board.

      "Material Adverse Effect" shall mean a materially adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole. It is understood that a change in the Borrower Debt Ratings or other credit ratings by any rating agency shall not, in and of itself, constitute a Material Adverse Effect.

      "Material Domestic Subsidiary" shall mean any Domestic Subsidiary that is a Material Subsidiary.

      "Material Foreign Subsidiary" shall mean any Foreign Subsidiary that is a Material Subsidiary.

      "Material Indebtedness" shall mean Indebtedness (other than the Letters of Credit), or obligations in respect of one or more Hedging Agreements or Derivative Transactions, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement or Derivative Transaction at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement or Derivative Transaction were terminated at such time.

      "Material Subsidiary" shall mean any Subsidiary of the Borrower, the assets or revenues of which are, at the time of determination, equal to or greater than one percent of the consolidated assets or consolidated revenues, respectively, of the Borrower and its Subsidiaries at such time (determined, in the case of revenues, in respect of the most recent period of four consecutive fiscal quarters of the Borrower for which the relevant financial information is available). Such determinations shall, where applicable, be made excluding intercompany receivables and revenues that would be eliminated upon consolidation in accordance with GAAP.

      "Moody's" shall mean Moody's Investors Service, Inc.

      "Mortgaged Properties" shall mean the real properties listed on Schedule 1.01A, as to which the Collateral Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.

      "Mortgages" shall mean each of the mortgages and deeds of trust made by any Credit Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit C (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

      "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Non-Wholly Owned Subsidiary" shall mean any Subsidiary of the Borrower that is not a Wholly Owned Subsidiary.

      "Obligations" shall mean the collective reference to all obligations and liabilities of the Borrower to the Administrative Agent and the Banks (including the reimbursement obligations payable hereunder, and all other obligations and liabilities of the Borrower in respect of the Letters of Credit or any of them and interest thereon as provided for herein, any interest accruing after the maturity of such obligations and liabilities and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Letter of Credit, any other Credit Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or the Banks that are required to be paid by the Borrower pursuant hereto) or otherwise.

      "Participation Agreement" shall have the meaning assigned to such term in the definition of "External Sharing Debt" in this Section 1.01.

      "Permitted Encumbrances" shall mean: (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.06, (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.06, (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance, officers' and directors' insurance and other social security laws or regulations, (d) deposits of cash or Permitted Investments to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary and (f) unexercised bankers' Liens; provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

      "Permitted Investments" shall mean: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof, (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's, (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above, (e) in the case of any Foreign Subsidiary, (i) marketable direct obligations issued by, or unconditionally guaranteed by, the sovereign nation in which such Foreign Subsidiary is organized and is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by S&P or A2 by Moody's or carries an equivalent rating from a comparable foreign rating agency or (ii) investments of the type and maturity described in clauses (b) through (d) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (f) investments made in compliance with the "Lucent Technologies Domestic Investment Guidelines", dated July 16, 2002, and the supplement thereto with respect to investments outside the United States of America, substantially as in effect on the Effective Date.

      "Person" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Rating Agencies" shall mean S&P and Moody's.

      "Real Estate Subsidiary" shall mean any special purpose Subsidiary formed in connection with and to facilitate a sale-leaseback transaction or a CMO Transaction and designated as such by the Borrower in a notice to the Administrative Agent and that engages in no operations or activities other than those related to or contemplated by such transaction or as are incidental thereto.

      "Receivables Subsidiary" shall mean any special purpose, bankruptcy-remote Subsidiary that acquires, on a revolving basis, receivables generated by the Borrower or any of its Subsidiaries and that engages in no operations or activities other than those related to receivables securitizations.

      "Redeemable Convertible Preferred Stock" shall mean the 8% redeemable convertible preferred stock of the Borrower issued pursuant to the Certificate of Designations.

      "Required ESD Banks" shall mean, at any time, Banks holding more than 50% of the ESD Obligations existing at such time.

      "Required L/C Banks" shall have the meaning assigned to such term in the L/C Agreement.

      "Required Lucent Banks" shall mean, at any time, the holders of more than 50% of the sum of (i) the Total L/C Exposure, (ii) the unused Commitments (as such terms are defined in the L/C Agreement) and (iii) the ESD Obligations.

      "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Restricted Payment" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of Capital Stock of the Borrower or any Subsidiary; provided, however, that any such dividend, other distribution or payment made in the common stock of the Borrower shall not constitute a "Restricted Payment."

      "S&P" shall mean Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      "SEC" shall mean the Securities and Exchange Commission.

      "Secured Parties" shall have the meaning given to such term in the Guarantee and Collateral Agreement.

      "Security Documents" shall mean the collective reference to the Guarantee and Collateral Agreement, the Mortgages, the Control Agreements and all other security documents hereafter delivered to the Collateral Agent or the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Credit Party pursuant to this Agreement, the ESD Agreement, certain designated External Sharing Debt or any Guarantee in respect thereof.

      "Subsidiary" shall mean any corporation, partnership, limited liability company or other entity, a majority of the Voting Shares or other ownership interests having ordinary voting power (other than only by reason of the happening of a contingency) of which are at the time owned or controlled, directly or indirectly, by the Borrower or by one or more Subsidiaries of the Borrower, excluding any such Person that (a) would not constitute a consolidated subsidiary of the Borrower in accordance with

GAAP and (b) is not Controlled by the Borrower. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower

      "Subsidiary Guarantors" shall mean each Wholly Owned Material Domestic Subsidiary (excluding any Receivables Subsidiary , any Real Estate Subsidiary and the Insurance Subsidiary).

      "Synthetic Purchase Agreement" shall mean any agreement pursuant to which the Borrower or any of its Subsidiaries is or may become obligated to make (a) any payment in connection with the purchase by any third party from a Person other than the Borrower or a Subsidiary of any Capital Stock of the Borrower or any Subsidiary or any Indebtedness for borrowed money of the Borrower or any Subsidiary issued in a public offering or private placement or (b) any payment the amount of which is determined by reference to the price or value at any time of any such Capital Stock or Indebtedness; provided, that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or any Subsidiary (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

      "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

      "Termination Date" shall mean December 31, 2004.

      "Transactions" shall have the meaning assigned to such term in Section
3.02.

      "Trust Preferred Offering Memorandum" shall mean the Confidential Offering Memorandum, dated March 13, 2002, with respect to the Trust Preferred Securities.

      "Trust Preferred Securities" shall mean 7.75% Cumulative Convertible Trust Preferred Securities of Lucent Technologies Capital Trust I offered under the Trust Preferred Offering Memorandum.

      "Vendor Financing Exposure": Guarantees or other credit support in respect of Indebtedness under Vendor Financings, to the extent such Indebtedness is held by any Person other than the Borrower or any of its Subsidiaries or is the subject of a securitization.

      "Vendor Financings": credit facilities and other financing arrangements providing for loans or other extensions of credit to customers or prospective customers of the Borrower or any of its Subsidiaries (or Affiliates of such customers or prospective customers), including, without limitation, the transactions contemplated by the Participation Agreement and the other documents entered into in connection therewith.

      "Voting Shares" shall mean, as to shares of a particular corporation, outstanding shares of stock of any class of such corporation entitled to vote in the election of directors, excluding shares entitled so to vote only upon the happening of some contingency.

      "Wholly Owned Material Domestic Subsidiary" shall mean any Wholly Owned Subsidiary of the Borrower that is a Domestic Subsidiary and a Material Subsidiary.

      "Wholly Owned Subsidiary" shall mean, as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

      "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      SECTION 1.02. Terms Generally. For the purposes of this Agreement and the other Credit Documents, (a) the definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined; (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (c) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (d) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights and (e) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

      SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required ESD Banks request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                Letters of Credit

      SECTION 2.01. L/C Commitment. (a) Subject to the terms and conditions hereof, each Bank agrees to renew from time to time during the Availability Period the letters of credit issued by such Bank as set forth on the schedule prepared by such Bank and confirmed by the Borrower on or prior to the date hereof and delivered to the Administrative Agent promptly thereafter (such extended and renewed letters of credit, the "Letters of Credit"), each such Letter of Credit having been issued for the account of the Borrower or a Subsidiary thereof and, if issued for a Subsidiary, guaranteed by the Borrower pursuant to the terms of the Guarantee and Collateral Agreement. Each such renewal shall be effected by extension (including by any extension as a result of not giving notice of non-extension) or re-issuance. Each Letter of Credit renewed by a Bank during the Availability Period shall, upon each renewal thereof, (i) expire on the first anniversary of its date of renewal or, if agreed to by the Borrower or requested by the beneficiary thereof, on an earlier date and (ii) be renewed for an amount not to exceed the original amount thereof, except as may be agreed by such Bank. Each Bank agrees to reasonably cooperate with the Borrower and the beneficiary of each of its Letters of Credit in responding, in connection with any renewal of such Letters of Credit, to any request for a decrease in the amount of any Letter of Credit, a change in the beneficiary thereof or the drawing requirements set forth therein and any other customary amendments (other than an increase in the amount) which may be incidental to such renewal (including a change in currency if such change can be accommodated by such Bank in the ordinary course of its business).

      (b) Each Bank shall not at any time be obligated to renew any Letter of Credit if such issuance would conflict with, or cause such Bank to exceed any limits imposed by, any applicable Requirement of Law.

      SECTION 2.02. Procedure for Renewal of Letter of Credit. (a) Promptly upon receipt of any request from or on behalf of a beneficiary for renewal of any of its Letters of Credit or notice from or on behalf of a beneficiary of its intent to draw upon non-renewal of any of its Letters of Credit, and in any event prior to renewal of any of its Letters of Credit (and if practicable, at least 5 Business Days prior to renewal), the Bank issuing such Letters of Credit shall give notice of such possible renewal to the Borrower. The Borrower shall (and if possible, at least 5 Business Days prior to the earlier of the date on which a request for renewal is required to be made or the permissible draw date of such Letter of Credit (each, a "Request Deadline")), advise such Bank promptly as to whether the Borrower is requesting such Bank to renew such Letter of Credit or not. Subject to the terms and conditions hereof and receipt by such Bank of any other certificates, documents and other papers and information relating thereto as such Bank may customarily request, if the Borrower requests any Letter of Credit to be renewed, the Bank hereby agrees to renew such Letter of Credit; provided that any request for renewal is received by such Bank by the Request Deadline.

      (b) If any Letter of Credit is renewed in accordance with the terms hereof, the Bank that issued such Letter of Credit shall effect such renewal in an appropriate manner generally in accordance with its customary procedures or as otherwise may be agreed to by such Bank and the Borrower. Each Bank shall give notice of the renewal of any Letter of Credit issued by such Bank to the Borrower promptly following the renewal thereof. Each Bank shall promptly furnish to the Borrower and the Administrative Agent, which shall in turn furnish to the other Banks on a quarterly basis within 30 days after the end of each calendar quarter, notice of the renewal of each Letter of Credit issued by such Bank (including the issuance date, identification number, amount, expiry date and beneficiary thereof and notice of any increase, extension or expiry thereof). No later than three Business Days after the end of each month, each Bank shall provide to the Borrower and the Administrative Agent a summary of the amounts and dates of any L/C Disbursements made by such Bank during the preceding month in respect of Letters of Credit issued by such Bank.

      (c) If a request to renew a Letter of Credit has not been received by the Bank by the Request Deadline applicable to such Letter of Credit, or if the Borrower has requested that such Bank not renew such Letter of Credit, such Letter of Credit shall be permitted to expire in accordance with the terms thereof. Each Bank shall give notice of the expiration of any Letter of Credit issued by such Bank to the Borrower promptly following the expiration thereof. Each Bank shall promptly furnish to the Administrative Agent, which shall in turn furnish to the other Banks on a quarterly basis within 30 days after the end of each calendar quarter, notice of the expiration of any Letter of Credit issued by such Bank.

      (d) Notwithstanding anything to the contrary set forth herein, any Letter of Credit renewed at the request of any Wholly Owned Subsidiary shall be for the account of the Borrower, who shall be and remain liable for all obligations arising thereunder and in respect thereof.

      SECTION 2.03. Documentation. To the extent that any provisions of any existing documentation related to any Letter of Credit (including, without limitation, covenants, events of default, set off rights, remedies, cash collateral requirements and any other accelerated reimbursement provisions) are inconsistent with the provisions of this Agreement and the Credit Documents, the provisions of this Agreement and the Credit Documents shall apply. Otherwise, such existing documentation shall remain in effect with respect to any matters not addressed herein (including reimbursement and interest rate provisions).

      SECTION 2.04. Fees and Other Charges (a) The Borrower will pay a fee to each Bank on all outstanding Letters of Credit issued by such Bank on or after May 1, 2003 to the Effective Date or renewed by such Bank on or after May 1, 2003 at a per annum rate equal to the L/C Fee Rate, such fee to be payable quarterly in arrears following receipt of a statement or invoice in respect thereof within 10 Business Days after the end of each fiscal quarter (beginning with the fiscal quarter ending June 30, 2003) after the issuance date; provided that (i) the L/C Fee Rate payable on any Letter of Credit may be lower as separately agreed to between the Borrower and the Bank issuing such Letter of Credit and (ii) any fees paid by the Borrower prior to the Effective Date to any Bank in respect of any Letters of Credit issued or renewed by such Bank on or after May 1, 2003 and prior to the Effective Date shall be credited to the initial payments to be made by the Borrower pursuant to this Section 2.04(a).

      (b) All fees due under this Section 2.04 shall be paid in Dollars on the dates due, in immediately available funds, directly to each Bank. Once paid, none of the fees shall be refundable under any circumstances.

      (c) In addition to the foregoing fees, the Borrower shall pay or reimburse each Bank for such normal and customary costs and expenses as are incurred or charged by such Bank in renewing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit, as separately agreed to between the Borrower and each Bank.

      SECTION 2.05. Termination. Upon payment, expiration (without renewal), release or cancellation of any Letter of Credit, such Letter of Credit shall not be eligible for renewal.

      SECTION 2.06. Cash Collateralization. (a) On the Termination Date, the Borrower shall deposit into an account with the Administrative Agent (the "Cash Collateral Account") in the name of the Administrative Agent and for the benefit of the Banks, an amount in Dollars equal to 20% of the aggregate drawable amount of all Letters of Credit then outstanding (the "Required Cash Collateral Amount"). The Cash Collateral Account shall be maintained pursuant to a cash collateral agreement, duly executed by the Borrower, in form and substance reasonably satisfactory to the Collateral Agent, which agreement shall grant the Collateral Agent exclusive dominion and control over the Cash Collateral Account.

      (b) If (i) at any time, any Event of Default shall occur, or (ii) after the Termination Date, any Cash Collateral Event shall occur, the Required Cash Collateral Amount shall equal 100% of the aggregate drawable amount of all Letters of Credit outstanding at such time, and the Borrower shall deposit into the Cash Collateral Account, within one Business Day of the occurrence of such Event of Default or Cash Collateral Event, an amount in Dollars required to comply with the Required Cash Collateral Amount. Notwithstanding anything to the contrary in this Section 2.06, the obligation to deposit cash collateral in the amount set forth in this Section 2.06(b) shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of an Event of Default with respect to the Borrower described in paragraphs (h) or (i) of Article VIII.

      (c) If on any date the amount then on deposit in the Cash Collateral Account is greater than the Required Cash Collateral Amount plus any accrued and unpaid interest thereon on such date, such excess amount shall be returned to the Borrower within one Business Day of the Borrower's request therefor.

      (d) The Cash Collateral Account and all deposits therein shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Funds held in the Cash Collateral Account shall be invested in time deposits selected by the Administrative Agent or in Permitted Investments to be agreed upon by the Borrower and the Administrative Agent, in each case, at the Borrower's risk and expense. Other than any interest earned on the investment of such deposits in Permitted Investments, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Bank ratably for L/C Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time. As security for the payment and performance of the Obligations under this Agreement, the Borrower hereby agrees to pledge, assign and transfer to the Administrative Agent for the benefit of the Banks, and hereby creates and grants to the Administrative Agent a security interest in the Cash Collateral Account created pursuant to this Section and all deposits, cash and other investments therein. At the request of the Administrative Agent, the Borrower shall execute and deliver to the Administrative Agent such documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent for the benefit of the Banks a perfected security interest in the Cash Collateral Account and all deposits, cash and other investments therein as security for the payment and performance of the Obligations under this Agreement.

      (e) Beyond the exercise of reasonable care in the custody thereof, the Administrative Agent shall have no duty as to any cash collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the cash collateral in its possession if the cash collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the cash collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Administrative Agent in good faith, absent any gross negligence or willful misconduct by the Administrative Agent. All expenses and liabilities incurred by the Administrative Agent in connection with taking, holding and disposing of any cash collateral (including customary custody and similar fees with respect to any cash collateral held directly by the Administrative Agent) shall be paid by the Borrower from time to time upon demand and presentment of invoices and other documents evidencing such costs and expenses.

      SECTION 2.07. Taxes. (a) Any and all payments by the Borrower hereunder shall be made free and clear of, and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by the United States or any political subdivision or taxing authority thereof, excluding taxes imposed on the Administrative Agent's or any Bank's (or any transferee's or assignee's, including a participation holder's (any such entity a "Transferee")) net income and franchise taxes imposed on the Administrative Agent or any Bank (or Transferee) by the United States or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank (or any Transferee) or the Administrative Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.07) such Bank (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

      (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement imposed by the United States or any political subdivision or taxing authority thereof (hereinafter referred to as "Other Taxes").

      (c) The Borrower will indemnify each Bank (or Transferee) and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes on amounts payable under this Section 2.07) paid by such Bank (or Transferee) or the Administrative Agent, as the case may be, with respect to the Borrower and any liability (including penalties, interest and reasonable out-of-pocket expenses) arising therefrom or with respect thereto (other than any such liability that results from the gross negligence or willful misconduct of the Bank (or Transferee) or Agent), whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Bank (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor. If the Borrower or any Bank (or Transferee) or the Administrative Agent shall determine that Taxes or Other Taxes may not have been correctly or legally assessed by the relevant taxing authority or other Governmental Authority, and that a Bank (or Transferee) or the Administrative Agent may be entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the other party of the availability of such refund and such Bank (or Transferee) or the Administrative Agent shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Bank (or Transferee) or the Administrative Agent receives a refund or credit or offset against another tax liability in respect of any Taxes or Other Taxes for which such Bank (or Transferee) or the Administrative Agent has received payment from the Borrower hereunder it shall promptly repay such refund or credit or offset against another tax liability (including any interest received by such Bank (or Transferee) or the Administrative Agent from the taxing authority with respect to the refund with respect to such Taxes or Other Taxes) to the Borrower, net of all out-of-pocket expenses of such Bank; provided that the Borrower, upon the request of such Bank (or Transferee) or the Administrative Agent, agrees to return such refund or credit or offset against another tax liability (plus penalties, interest or other charges) to such Bank (or Transferee) or the Administrative Agent in the event such Bank (or Transferee) or the Administrative Agent is required to repay such refund or credit or offset against another tax liability. For purposes of the preceding sentence, the Administrative Agent or any Bank shall determine in good faith and in its discretion the amount of any credit or offset against another tax liability and shall be under no obligation to make available to the Borrower any of its tax returns or any other information that it deems to be confidential.

      (d) As soon as practicable after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Bank (or Transferee) or the Administrative Agent, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt evidencing payment thereof.

      (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.07 shall survive the expiration or termination of the Letters of Credit or the termination of this Agreement or any provision hereof.

      (f) Each Bank (or Transferee) which is organized outside the United States shall, prior to the due date of the first payment by the Borrower to such Bank (or Transferee) hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 8-BEN or Form 8-ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(b) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such

Bank (or Transferee) establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Bank (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. Each such Bank (or Transferee) that changes its funding office shall promptly notify the Borrower of such change and, upon written request from the Borrower, shall deliver any new certificates, documents or other evidence required pursuant to the preceding sentence prior to the immediately following due date of any payment by the Borrower hereunder. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax, notwithstanding paragraph (a), the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank (or Transferee) organized under the laws of a jurisdiction outside the United States.

      (g) The Borrower shall not be required to pay any additional amounts to any Bank (or Transferee) in respect of Taxes and Other Taxes pursuant to paragraphs (a), (b) and (c) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank (or Transferee) to comply with the provisions of paragraph (f) above unless such Bank (or Transferee) is unable to comply with paragraph (f) because of (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the Effective Date (and, in the case of a Transferee, after the date of assignment or transfer).

      (h) Any Bank (or Transferee) claiming any additional amounts payable under this Section 2.07 shall (i) to the extent legally able to do so, upon written request from the Borrower, file any certificate or document if such filing would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue, and the Borrower shall not be obligated to pay such additional amounts if, after the Borrower's request, any Bank (or Transferee) could have filed such certificate or document and failed to do so; or (ii) consistent with legal and regulatory restrictions, use reasonable efforts to change the jurisdiction of its applicable lending office if the making of such change would avoid the need for or reduce the amount of any additional amounts which may thereafter accrue and would not, in the sole determination of such Bank (or Transferee), be otherwise disadvantageous to such Bank (or Transferee).

                                  ARTICLE III

                         Representations and Warranties

      The Borrower represents and warrants to each of the Banks that:

      SECTION 3.01. Organization; Powers. The Borrower and each of its Material Domestic Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each Credit Document to which it is a party and, in the case of the Borrower, to request the issuance of Letters of Credit and to reimburse Obligations hereunder.

      SECTION 3.02. Authorization. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the extensions of credit to the Borrower hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate actions and (b) will not (i) violate (A) any provision of any Requirement of Law (including the Margin Regulations) or of the certificate of incorporation or other constitutive documents or by-laws of the Borrower or any of its Subsidiaries (B) any order of any Governmental Authority or (C) any material Contractual Obligation to which the Borrower or any of its Subsidiaries is a party or by which the Borrower, any of its Subsidiaries or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such material Contractual Obligation or (iii) result in the creation or imposition of any Lien upon any property or assets of the Borrower or any of its Subsidiaries (other than pursuant to the Security Documents).

      SECTION 3.03. Enforceability. Each Credit Document has been duly executed and delivered by each Credit Party party thereto and constitutes a valid and legally binding obligation of each such Credit Party enforceable against each such Credit Party in accordance with its terms.

      SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except as necessary to perfect Liens granted under the Security Documents.

      SECTION 3.05. Financial Statements.(a) The Borrower has heretofore furnished to the Administrative Agent and the Banks copies of its consolidated financial statements as of and for the fiscal year ended September 30, 2002, as included in the Borrower's report on Form 10-K dated December 12, 2002, and for the quarter ended March 31, 2003, as included in the Borrower's report on Form 10-Q dated May 13, 2003. Such financial statements present fairly, in all material respects, the consolidated financial condition and the results of operations of the Borrower as of such dates in accordance with GAAP. Neither the Borrower nor any of its Subsidiaries has any material Guarantee obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that would be required to be reflected in the most recent financial statements referred to in this paragraph and are not so reflected.

      (b) Since September 30, 2002, there has been no material adverse change in the business, assets, operations, or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole. It is understood that a change in the Borrower Debt Ratings or other credit ratings by any rating agency shall not, in and of itself, constitute such a material adverse change.

      SECTION 3.06. Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to the business of the Borrower and its Subsidiaries, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

      (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the business of the Borrower and its Subsidiaries, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.07. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect

(except as disclosed in the financial statements referred to in Section 3.05(a)) or (ii) that involve any Credit Document or the Transactions.

      (b) Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

      SECTION 3.08. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

      SECTION 3.09. Federal Reserve Regulations. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

      SECTION 3.10. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      SECTION 3.11. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.12. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

      SECTION 3.13. Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from either the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

      SECTION 3.14. Subsidiaries. As of the Effective Date, (a) Schedule 3.14 sets forth the name and jurisdiction of incorporation of each Material Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock directly owned by any Credit Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options or rights granted to employees, directors or consultants and directors' qualifying shares) of any nature relating to any Capital Stock of any Material Subsidiary, except as created by the Security Documents.

      SECTION 3.15. [Intentionally Omitted]

      SECTION 3.16. No Material Misstatements. No report, financial statement or other written information furnished by or on behalf of the Borrower to the Administrative Agent or any Bank pursuant to Section 3.05 or 5.02 hereof contains as of the Effective Date in the case of Section 3.05, or will contain as of the date furnished in the case of Section 5.02, any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading; provided, that the projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Banks that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

      SECTION 3.17. Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of any Pledged Stock described in the Guarantee and Collateral Agreement that is a certificated security, when stock certificates representing such Pledged Stock are delivered to the Collateral Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings and actions contemplated to be made or taken by the Guarantee and Collateral Agreement are made or taken, the Guarantee and Collateral Agreement shall constitute to the extent contemplated by the Guarantee and Collateral Agreement, a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.02).

      (b) Each Mortgage that has been executed and delivered by a Credit Party is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the properties described therein and proceeds thereof, the property description included in each such Mortgage is complete and correct in all material respects and, when the Mortgages are filed in the offices specified on Schedule 3.17(b) (or, in the case of Mortgages delivered after the Effective Date, such filing offices as shall be notified by the Borrower to the Collateral Agent), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, except Liens permitted by Section 6.02. Schedule 1.01A lists each parcel of real property in the United States owned in fee simple by the Borrower or any Subsidiary as of the Effective Date that meets the criteria specified on said Schedule.

      (c) The Cash Collateral Agreement that has been executed and delivered by the Borrower is effective to establish "control" within the meaning of Article 8 or Article 9, as the case may be, of the Uniform Commercial Code by the Collateral Agent over the Cash Collateral Account.

      (d) Upon the execution and delivery of each Control Agreement and the agreement by each securities intermediary that it will comply with the entitlement orders of the Collateral Agent without further consent of the Borrower, each such Control Agreement will be effective to establish "control" within the meaning of Article 8 or Article 9, as the case may be, of the Uniform Commercial Code by the Collateral Agent over the account subject to such Control Agreement.

                                   ARTICLE IV

                                   Conditions

      SECTION 4.01. Effective Date. The obligations of the Banks hereunder are subject to the satisfaction of the following conditions:

      (a) Agreements. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Borrower and the Banks parties thereto, (ii) the L/C Agreement, executed and delivered by the Administrative Agent, the Borrower and the banks parties thereto, (iii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor, (iv) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Credit Party and (v) the Collateral Sharing Agreement, executed and delivered by the Collateral Agent and the Borrower.

      (b) Approvals. All governmental and third party approvals necessary in connection with the Transactions shall have been obtained and be in full force and effect.

      (c) Lien Searches. The Administrative Agent shall have received the results of a recent Lien search in such jurisdictions where assets of the Credit Parties are located as shall be requested by the Administrative Agent, and such search shall reveal no Liens on any of the assets of the Credit Parties except for Liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to documentation satisfactory to the Administrative Agent.

      (d) Fees. The Banks and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date.

      (e) Closing Certificate. The Administrative Agent shall have received a certificate of each Credit Party, dated the Effective Date, substantially in the form of Exhibit D, with appropriate insertions and attachments.

      (f) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

            (i) the legal opinion of Sidley Austin Brown & Wood LLP, counsel to the Borrower, substantially in the form of Exhibit E-1; and

            (ii) the legal opinion of in-house counsel to the Borrower, substantially in the form of Exhibit E-2.

Each such legal opinion shall cover such other matters incident to the Transactions as the Administrative Agent may reasonably require.

      (g) Pledged Stock, Stock Powers, Pledged Notes. The Collateral Agent shall have received, to the extent required by the Guarantee and Collateral Agreement,
(i) the certificates
representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Collateral Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

      (h) Filing, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Guarantee and Collateral Agreement or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

      (i) Insurance. The Collateral Agent shall have received insurance certificates satisfying the requirements of Section 5.2 of the Guarantee and Collateral Agreement.

      SECTION 4.02. Each L/C Event. The obligation of any Bank to renew any Letter of Credit (each, an "L/C Event"), is subject to the satisfaction of the following conditions:

      (a) The representations and warranties of the Credit Parties set forth in the Credit Documents shall be true and correct in all material respects on and as of the date of such L/C Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

      (b) The Borrower shall be in compliance with all the terms and provisions set forth in the Credit Documents in all material respects (including the financial covenants set forth below), and at the time of and immediately after such L/C Event, as applicable, no Event of Default or Default shall have occurred and be continuing.

Each L/C Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such L/C Event as to the matters specified in this
Section 4.02.

                                   ARTICLE V

                              Affirmative Covenants

      So long as this Agreement shall remain in effect, the Borrower covenants and agrees with each Bank and the Administrative Agent that until all Letters of Credit shall have expired or terminated, all L/C Disbursements shall have been reimbursed, and all fees and other amounts payable hereunder shall have been paid in full, unless the Required ESD Banks shall otherwise consent in writing:

      SECTION 5.01. Existence. The Borrower and each of its Material Domestic Subsidiaries will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.03 or, in the case of Subsidiaries, to the extent necessary to facilitate intercompany reorganizations that do not materially adversely affect the interests of the Banks.

      SECTION 5.02. Financial Statements, Reports, etc. The Borrower will furnish to the Administrative Agent and each Bank:

      (a) no later than the date on which such statements are required to be filed with the SEC, its consolidated balance sheets and the related statements of income and cash flows, showing its consolidated financial condition as of the close of such fiscal year and the consolidated results of its operations during such year, all audited by PricewaterhouseCoopers LLC or other independent auditors of recognized national standing and accompanied by an opinion of such auditors to the effect that such consolidated financial statements fairly present its financial condition and results of operations on a consolidated basis in accordance with GAAP consistently applied, except as noted therein;

      (b) no later than the date on which such statements are required to be filed with the SEC, its consolidated balance sheets and related statements of income and cash flows for each of the first three fiscal quarters of each fiscal year, showing its consolidated financial condition as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then elapsed portion of such fiscal year, all certified by one of its Financial Officers as fairly presenting its financial condition and results of operations on a consolidated basis in accordance with GAAP consistently applied, subject to normal recurring accruals, except as noted therein;

      (c) concurrently with any delivery of financial statements under paragraph
(a) or (b) above, a certificate of a Financial Officer certifying that no Event of Default, Default or Cash Collateral Event has occurred (including pursuant to the financial covenants contained in Sections 7.01 and 7.02, as demonstrated in reasonable detail) or, if such an Event of Default or Default or Cash Collateral Event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

      (d) promptly after the same become publicly available, copies of all reports filed by it with the SEC (other than reports on Form 8-K which are filed solely for the purpose of filing exhibits), or any Governmental Authority succeeding to any of or all the functions of the SEC, or distributed to its shareholders, as the case may be;

      (e) as soon as available, and in any event no later than the fifteenth day of each month, a report substantially in the form of Exhibit F providing (i) for each account listed on Schedule 5.12, the institution where each such account is held, the bank balance of each such account as of the last day of the previous month and the change in the bank balance of each such account since the last report provided pursuant to this paragraph (e), (ii) information as to all cash held by the Borrower and its Subsidiaries as of the end of the previous month, including a designation of whether such cash is restricted or freely available, the amount of available cash maintained in domestic and foreign accounts, and the amount of such cash held in accounts not listed on Schedule 5.12, (iii) a list of Permitted Investments held by the Borrower or any Subsidiary on the last day of the previous month, the type of each such Permitted Investment, the value of such Permitted Investment on the last day of the previous month and the change in the value of such Permitted Investment since the last report provided pursuant to this paragraph (e); and (iv) a calculation demonstrating compliance with Section 6.01(b);

      (f) as soon as available, and in any event no later than 30 days after the end of each fiscal quarter (i) a list of each item of External Sharing Debt (other than External Sharing Debt described in clause (f) of the defined term "External Sharing Debt") outstanding on the last Business Day of such quarter including, where applicable, the outstanding amount thereof, (ii) a list of the Material Subsidiaries in existence on the last Business Day of such quarter and
(iii) in the case of each fiscal quarter ending on or after September 30, 2003, updated versions of Schedules 4 and 6 to the Guarantee and Collateral Agreement; and

      (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Bank (through the Administrative Agent) may reasonably request.

Reports and financial statements required to be delivered pursuant to paragraphs
(a), (b) and (d) of this Section 5.02 shall be deemed to have been delivered on the date on which the Borrower posts such reports, or reports containing such financial statements, on the Borrower's website on the Internet at www.lucent.com or when such reports, or reports containing such financial statements, are posted on the SEC's website at www.sec.gov; provided that the Borrower shall deliver paper copies of the reports and financial statements referred to in paragraphs (a), (b) and (d) of this Section 5.02 to the Administrative Agent or any Bank who requests the Borrower to deliver such paper copies until written notice to cease delivering paper copies is given by the Administrative Agent or such Bank.

      SECTION 5.03. Maintaining Records. The Borrower will record, summarize and report all financial information in accordance with GAAP.

      SECTION 5.04. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Bank prompt written notice, of the following:

      (a) the occurrence of any Default or Cash Collateral Event;

      (b) any change in any Borrower Debt Rating;

      (c) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that has a reasonable possibility of being adversely determined and, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

      (d) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $100,000,000; and

      (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

      Each notice delivered under this Section (other than clause (b) above) shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      SECTION 5.05. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or, in the case of Subsidiaries, undertaken in connection with Investments structured as mergers or consolidations or to facilitate intercompany reorganizations that do not materially adversely affect the interests of the Banks.

      SECTION 5.06. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such

Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.07. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all property material to the conduct of the business of the Borrower and its Subsidiaries in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

      SECTION 5.08. Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Bank, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and (after reasonable prior notice to the Borrower and subject to the Borrower's right to participate in such discussions) independent accountants, all at such reasonable times and as often as reasonably requested.

      SECTION 5.09. Compliance. The Borrower will, and will cause each of its Subsidiaries to, comply with all Requirements of Law (including Environmental
Laws) and Contractual Obligations applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.10. [Intentionally Omitted]

      SECTION 5.11. Additional Subsidiary Guarantors and Collateral. (a) With respect to any property acquired after the Effective Date by the Borrower or any Subsidiary Guarantor (other than (x) any real property or Capital Stock or (y) any property subject to a Lien expressly permitted by Section 6.02) as to which the Collateral Agent for the benefit of the Secured Parties, does not have a perfected Lien, the Borrower or such Subsidiary Guarantor, as applicable, will promptly (i) execute and deliver such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties, a security interest in such property and (ii) to the extent required by the Guarantee and Collateral Agreement, take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such property of the type contemplated by the Guarantee and Collateral Agreement, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

      (b) With respect to any fee interest in any real property meeting the criteria specified in Schedule 1.01A acquired after the Effective Date by the Borrower or any Subsidiary Guarantor (other than any such real property subject to a Lien expressly permitted by Section 6.02), promptly (i) execute and deliver a Mortgage, in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property and (ii) if requested by the Administrative Agent, deliver to the Administrative Agent title insurance policies, flood insurance and customary legal opinions relating to such Mortgage, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

      (c) With respect to any Domestic Subsidiary that becomes a Material Subsidiary after the Effective Date, promptly (i) execute and deliver such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Collateral

Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Credit Party, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Credit Party, (iii) in the case of any Wholly Owned Subsidiary (other than any Receivables Subsidiary or Real Estate Subsidiary), cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to the extent required by the Guarantee and Collateral Agreement, to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary of the type contemplated by the Guarantee and Collateral Agreement, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit D, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

      (d) With respect to any direct Subsidiary of any Credit Party that becomes a Material Foreign Subsidiary after the Effective Date, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in the Capital Stock of such new Subsidiary that is owned by any Credit Party having the priority contemplated by the Guarantee and Collateral Agreement (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Credit Party, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Collateral Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

      SECTION 5.12. Post-Closing Collateral Matters. (a) Within 45 days after the Effective Date, the Borrower shall cause to be provided to the Collateral Agent (a) a Mortgage or an amendment to any existing Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto and (b) if requested by the Administrative Agent, deliver to the Administrative Agent title insurance policies (or in the case of any existing Mortgages, an endorsement), flood insurance and customary legal opinions relating to such Mortgages, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

      (b) Within 45 days after the Effective Date, the Borrower shall cause to be provided to the Collateral Agent a control agreement with respect to each of the deposit or custody accounts listed on Schedule 5.12 (other than such accounts as do not in the aggregate hold more than $50,000,000 in cash and Permitted Investments or do not individually hold more than $5,000,000 in cash and Permitted Investments), duly executed by the Borrower or its relevant Subsidiary and the applicable bank or other financial institution at which each such account is maintained, in form and substance reasonably satisfactory to the Administrative Agent (each a "Control Agreement"), which agreement shall grant the Collateral Agent exclusive dominion and control over such accounts and entitle the Collateral Agent to block any withdrawal of assets therefrom upon the occurrence and during the continuance of an Event of Default.

                                   ARTICLE VI

                               Negative Covenants

      So long as this Agreement shall remain in effect, the Borrower covenants and agrees with each Bank and the Administrative Agent that until all Letters of Credit shall have expired or terminated, all L/C Disbursements shall have been reimbursed, and all fees and other amounts payable hereunder shall have been paid in full, unless the Required ESD Banks shall otherwise consent in writing:

      SECTION 6.01. Indebtedness.

      (a) The Borrower will not, and will not permit any Subsidiary (other than any Excluded Subsidiary) to, create, incur, assume or permit to exist Indebtedness or other obligations of the Borrower or any Subsidiary incurred after the Effective Date that is secured by a Lien on cash or Permitted Investments ("Cash Collateralized Debt") in an aggregate amount exceeding $300,000,000 at any time outstanding; provided that Cash Collateralized Debt shall not include (i) Indebtedness incurred hereunder and under the L/C Agreement (and any extensions thereof), (ii) obligations not to exceed an aggregate amount of $250,000,000 that are currently secured by existing restricted cash balances (and any renewals thereof to the extent the amount so renewed is not increased) and (iii) obligations secured by pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance, officers' and directors' insurance and other social security laws or regulations.

      (b) The Borrower will not permit, at any time, the aggregate amount of (i) the Commitments under the L/C Agreement (as such term is defined therein), (ii) External Sharing Debt outstanding under this Agreement, (iii) Cash Collateralized Debt, (iv) External Sharing Debt not subject to this Agreement and (v) Indebtedness secured by a Lien on Excluded Foreign Collateral, to exceed $1,500,000,000; provided that (A) for purposes of this paragraph (b) only, the amount of External Sharing Debt described in clause (f) of the term "External Sharing Debt" shall be deemed to be $0, (B) for purposes of this paragraph (b) only, the amount of obligations under the Participation Agreement (described in clause (d) of the term "External Sharing Debt") shall be equal to the then outstanding principal amount of the Trust Notes (as defined in the Participation Agreement), calculated in the manner set forth in Schedule 7 to the Guarantee and Collateral Agreement, and (C) such sum shall not include any financing provided by any governmental export credit agency so long as such financing is not secured by the Collateral (it being understood that (1) any such financing may be secured by the equipment being financed and (2) to the extent any portion of such financing is secured by the Collateral, such portion of the financing shall be included in the calculation required pursuant to this paragraph (b)).

      SECTION 6.02. Liens. The Borrower will not, and will not permit any Domestic Subsidiary (other than any Excluded Subsidiary) to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

      (a) Permitted Encumbrances;

      (b) any judgment Lien in respect of a judgment for the payment of money, provided that at no time shall the aggregate liability in respect of all outstanding judgment Liens that have been outstanding for more than 60 consecutive days exceed $100,000,000;

      (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the Effective Date and (in the case of any such Liens on any property owned by a Credit Party as of the Effective Date) set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

      (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary, or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof,

      (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness financing such acquisition, construction or improvement, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (iii) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

      (f) Liens securing Indebtedness and other obligations secured as and to the extent permitted by Section 6.01;

      (g) Liens incurred pursuant to sale-leaseback transactions or CMO Transactions that are arms'-length transactions;

      (h) Liens incurred pursuant to receivables securitizations and related assignments and sales of any income or revenues (including receivables), including Liens on the assets of any Receivables Subsidiary created pursuant to any receivables securitization and Liens incurred by the Borrower and its other Subsidiaries on receivables to secure obligations owing by them in respect of any such receivables securitization, in each case to the extent solely related to Excluded Foreign Collateral or assets that do not constitute Collateral;

      (i) Liens created by the Security Documents; and

      (j) the assignment or sale from time to time by the Borrower and its Domestic Subsidiaries of any accounts receivable, provided that such assignments or sales are made in connection with the compromise or collection thereof.

      SECTION 6.03. Fundamental Changes. The Borrower will not merge into or consolidate with any other Person, or permit any other Person (other than a Subsidiary of the Borrower, so long as (a) the Borrower is the survivor thereof and (b) no Default or Event of Default shall be in existence after giving effect thereto) to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its Subsidiaries, or liquidate or dissolve.

      SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger or pursuant to consideration received in connection with a Disposition of assets) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (collectively, "Investments"), except:

      (a) Permitted Investments;

      (b) Investments in existence on the Effective Date;

      (c) intercompany Investments made in the ordinary course of business by the Borrower or any Subsidiary in the Borrower or any Subsidiary;

      (d) warrants received from, and minority equity investments in, customers of the Borrower and its Subsidiaries so long as no cash is expended by the Borrower or any of its Subsidiaries to purchase any of the foregoing;

      (e) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers of the Borrower and its Subsidiaries;

      (f) loans and advances to officers and employees of the Borrower and its Subsidiaries in the ordinary course of business;

      (g) Investments funded through the issuance of common stock of the Borrower;

      (h) Investments comprised of capital contributions, loans or deferred purchase price (whether in the form of cash, a note or other assets) to any Receivables Subsidiary or Real Estate Subsidiary;

      (i) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $500,000,000 during the term of this Agreement, provided, that for the purpose of determining at any time the utilization of such amount by Investments constituting Guarantees, the amount of utilization shall equal the sum of the amount (determined in accordance with the definition of "Guarantee") of then outstanding Guarantees plus the amount actually funded after the Effective Date in connection with Guarantees made pursuant to this paragraph; and

      (j) Investments received as consideration in connection with any Disposition of property, provided that (i) the aggregate value of Investments so received in connection with any such Disposition shall not exceed 25% of the total consideration (or 100% of the total consideration in the case of a Disposition for total consideration of $25,000,000 or less) received in connection therewith and (ii) such Investments shall become Collateral to the extent required by Section 5.11.

      SECTION 6.05. Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

      SECTION 6.06. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) each of the Borrower and its Subsidiaries may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of the same class of Capital Stock,
(b) Subsidiaries may declare and pay dividends ratably with respect to their Capital Stock and may make other Restricted Payments to the Borrower or any other Subsidiary, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option or rights plans or other benefit plans for management, employees, directors or consultants of the Borrower and its Subsidiaries, (d) the Borrower may declare and pay dividends on the common stock of the Borrower made in the ordinary course of business at a rate per share not to exceed the rate most recently utilized prior to the Effective Date so long as, at the time of declaration of such dividend, (i) no Event of Default shall be in existence and (ii) either (A) the Borrower has Borrower Debt Ratings of BBB or better from S&P and Baa2 or better from Moody's, in each case on stable watch or the equivalent or (B) Consolidated Operating Income shall have equaled at least $1,800,000,000 for the most recent period of four consecutive fiscal quarters for which the relevant financial information is available (as certified by the Borrower to the Administrative Agent), (e) the Borrower may pay cash dividends on preferred Capital Stock of the Borrower issued in capital markets transactions to the extent provided to be made in cash by the terms thereof so long as, before such payment and after giving effect thereto, no Event of Default shall be in existence, (f) the Borrower may exchange the Redeemable Convertible Preferred Stock for Convertible Subordinated Debentures as provided in the Certificate of Designations, (g) the issuer of the Trust Preferred Securities may distribute the Convertible Subordinated Debentures as described in the Trust Preferred Offering Memorandum, (h) in connection with the conversion of any Redeemable Convertible Preferred Stock, Trust Preferred Securities or Convertible Subordinated Debentures into common stock of the Borrower pursuant to the terms thereof, the Borrower may pay cash instead of issuing "fractional shares" of its common stock and (i) the Borrower may make any payment or repurchase permitted to be made under Section 6.08(b) if, after giving effect to such payment, the Borrower would be in compliance with the financial covenant set forth in Section 7.01.

      SECTION 6.07. Synthetic Purchase Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into or be party to, or make any payment under, any Synthetic Purchase Agreement.

      SECTION 6.08. Limitation on Payments of Certain Debt Instruments. The Borrower will not, and will not permit any Subsidiary to, (a) make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any Indebtedness listed on Schedule 6.08(a), or (b) make any payment in connection with any "put" of its Redeemable Convertible Preferred Stock or any voluntary or involuntary repurchase of its Redeemable Convertible Preferred Stock or the Trust Preferred Securities in cash, if, in each case, after giving effect to such repurchase, redemption or payment the Borrower would be in breach of the financial covenant set forth in Section 7.01.

                                  ARTICLE VII

                               Financial Covenants

      The Borrower agrees with each Bank and the Administrative Agent that until all Letters of Credit shall have expired or terminated, all L/C Disbursements shall have been reimbursed or cash collateralized, and all fees and other amounts payable hereunder shall have been paid in full:

      SECTION 7.01. Minimum Cash. The Borrower will not permit the sum of the amount of (i) unrestricted cash and Permitted Investments ("Available Cash") held by the Borrower and its Subsidiaries and (ii) from and after the Termination Date, cash collateral maintained pursuant to this Agreement and the L/C Agreement at any time to be less than $2,000,000,000; provided that at least $1,100,000,000 of such Available Cash shall be maintained in accounts of the Borrower and the Subsidiary Guarantors listed on Schedule 5.12 that are located in the United States and will, pursuant to Section 5.12(b), be subject to a Control Agreement.

      SECTION 7.02. Minimum Operating Income. The Borrower will not permit Consolidated Operating Income for any period of two consecutive fiscal quarters ending at the end of the fiscal quarters set forth below (other than the fiscal quarter ending June 30, 2003, which shall be measured for the fiscal quarter ending on such date) to be less than the amount set forth opposite such fiscal quarter below:

           FISCAL QUARTER
         ENDING ON OR ABOUT                      AMOUNT
         ------------------                      ------
June 30, 2003                               $      23,000,000
September 30, 2003                          $     191,000,000
December 31, 2003                           $     290,000,000
March 31, 2004                              $     327,000,000
June 30, 2004                               $     364,000,000
September 30, 2004                          $     318,000,000
December 31, 2004                           $     275,000,000
March 31, 2005                              $     316,000,000
June 30, 2005                               $     356,000,000
September 30, 2005                          $     312,000,000

      SECTION 7.03. Cash Collateral Event. On or after the Termination Date, any failure by the Borrower to comply with the financial covenants contained in Sections 7.01 and 7.02 shall constitute a "Cash Collateral Event", upon the occurrence of which all outstanding Letters of Credit shall be immediately and fully cash collateralized in accordance with Section 2.06(b).

                                  ARTICLE VIII

                                Events of Default

      In case of the happening of any of the following events (each an "Event of Default"):

      (a) the Borrower shall fail to pay reimbursement obligations in respect of any L/C Disbursement or L/C Disbursements in an aggregate amount in excess of $1,000,000 when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

      (b) the Borrower shall fail to pay any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

      (c) any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with any Credit Document or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Credit Document or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

      (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 2.06, Section 5.02(e), Section 5.05 (with respect to the Borrower's existence), Section 5.12(b) or Article VI;

      (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause
(a), (b) or (d) of this Article or Section 7.01 or 7.02), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Required ESD Banks);

      (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

      (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

      (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

      (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

      (j) the Borrower or any Subsidiary shall become unable, or admit in writing its inability, or fail generally to pay its debts as they become due;

      (k) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

      (l) an ERISA Event shall have occurred that, in the opinion of the Required ESD Banks, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

      (m) (i) the Collateral Sharing Agreement or any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Credit Party or any Affiliate of any Credit Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (except (A) as permitted by the applicable Security Document or Section 10.13 or (B) by reason of the failure of the Collateral Agent to maintain possession of any instruments delivered to it or to file or record any documents delivered to it for filing or recording) or (ii) the guarantee contained in
Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Credit Party or any Affiliate of any Credit Party shall so assert; or

      (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in paragraphs (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required ESD Banks shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Availability Period, and thereupon the Availability Period shall terminate immediately, (ii) require that all outstanding Letters of Credit be immediately surrendered and terminated or fully cash collateralized pursuant to Section 2.06, and (iii) without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, require that any or all of the Obligations, shall become and be immediately due and payable, (whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), and thereupon all fees and other Obligations of the Borrower accrued hereunder, shall become due and payable immediately; and in case of any event with respect to the Borrower described in clause (h) or (i) above, (x) the Availability Period shall automatically terminate, (y) all outstanding Letters of Credit shall be immediately surrendered and terminated or fully cash collateralized pursuant to Section 2.06, and (z) without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, all of the Obligations hereunder shall become and be immediately due and payable, (whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), and thereupon all fees and other Obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                   ARTICLE IX

                            The Administrative Agent

      In order to expedite the transactions contemplated by this Agreement and the other Credit Documents, JPMorgan Chase Bank is hereby appointed to act as Administrative Agent on behalf of the Banks. Each of the Banks hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Bank and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof or of any other Credit Document, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Banks all payments in respect of any L/C Disbursements and all other amounts due to the Banks hereunder, and promptly to distribute to each Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Banks to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Bank copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent.

      Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement or any other Credit Document. The Administrative Agent shall not be responsible to the Banks for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, any other Credit Document or other instruments or agreements. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required ESD Banks and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Banks. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Bank of any of its obligations hereunder or to any Bank on account of the failure of or delay in performance or breach by any other Bank or the Borrower of any of their respective obligations hereunder or in connection herewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder or under any other Credit Document and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

      The Banks hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required ESD Banks.

      Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Banks and the Borrower. Upon any such resignation, the Required ESD Banks shall have the right to appoint a successor Administrative Agent acceptable to the Borrower. If no successor shall have been so appointed by the Required ESD Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

      With respect to the Letters of Credit issued by or participated in by it hereunder, the Administrative Agent in its individual capacity and not as the Administrative Agent shall have the same rights and powers as any other Bank and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

      Each Bank agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its ESD Obligations hereunder) of any expenses incurred for the benefit of the Banks by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, which shall not have been reimbursed by the Borrower, and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement, any other Credit Document or any action taken or omitted by it or any of them under this Agreement or any other Credit Document to the extent the same shall not have been reimbursed by the Borrower; provided that no Bank shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

      Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE X

                                  Miscellaneous

      SECTION 10.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

      (a) if to the Borrower, to it at Lucent Technologies Inc., Room 7E-524A, 600 Mountain Avenue, Murray Hill, New Jersey 07974, Attention of Director, Global Banking and Cash Management (Facsimile No. 908-582-0290), with a copy to Lucent Technologies Inc., Room 6G-232, 600 Mountain Avenue, Murray Hill, New Jersey 07974, Attention of Managing Corporate Counsel - Corporate (Facsimile No. 908-582-2209);

      (b) if to the Administrative Agent, to it at JPMorgan Chase Bank, 270 Park Avenue, New York, New York 10017, Attention of David Mallett (Facsimile No. 212-270-4584); and

      (c) if to a Bank, to it at its address (or telecopy number) set forth in an Administrative Questionnaire delivered to the Administrative Agent.

      All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01.

      SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by any Credit Party in any Credit Document and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Banks and shall survive the issuance of any Letter of Credit regardless of any investigation made by the Banks or on their behalf, and shall continue in full force and effect as long as any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding.

      SECTION 10.03. Binding Effect. This Agreement shall become effective when the conditions precedent set forth in Section 4.01 shall have been satisfied, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Bank and their respective successors and assigns.

      SECTION 10.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

      SECTION 10.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Bank in connection with this Agreement or any other Credit Document or in connection with any amendments, modifications or waivers of the provisions hereof or thereof, or incurred by the Administrative Agent or any Bank in connection with the preparation of, or enforcement or protection of their rights in connection with, this Agreement or any other Credit Document or in connection with the Letters of Credit issued hereunder, including the fees and disbursements of counsel for the Administrative Agent or, in the case of preparation, enforcement or protection, Banks.

      (b) The Borrower agrees to indemnify the Administrative Agent, the Banks, their respective Affiliates, and their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the Letters of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

      (c) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the termination or expiration of any of the Letters of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Administrative Agent or any Bank. All amounts due under this Section 10.05 shall be payable on written demand therefor.

      SECTION 10.06. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

      SECTION 10.07. Waivers; Amendment. (a) No failure or delay of the Administrative Agent or any Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Banks hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

      (b) Neither this Agreement, any other Credit Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and (i) subject to clauses (iii) and (iv) below, in the case of an amendment, waiver or modification relating to a provision common to this Agreement and the L/C Agreement, the Required Lucent Banks, (ii) in the case of an amendment, waiver or modification to a provision applicable to this Agreement and not to the L/C Agreement, the Required ESD Banks, (iii) in the case of an amendment, waiver or modification of any of the financial covenants set forth in Sections 7.01 and 7.02, the Required L/C Banks and the Required ESD Banks or (iv) in the case of an amendment, waiver or modification relating to a provision common to this Agreement and the L/C Agreement (other than the financial covenants set forth in Sections 7.01 and 7.02 herein) but having a materially different and adverse affect on the Banks, the Required Lucent Banks and the Required ESD Banks; provided, however, that no such agreement shall (A) reduce the principal amount of any L/C Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or postpone the scheduled date of payment of the amount of any L/C Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or extend the Termination Date beyond December 31, 2004, without the written consent of each Bank affected thereby, (B) amend or modify the provisions of this Section or the definition of "Required ESD Banks" or "Required Lucent Banks" or release any material Collateral (except as expressly provided hereunder) or Guarantee of the Subsidiary Guarantors pursuant to the Guarantee and Collateral Agreement (except as provided thereto or in Section 10.13), in each case, without the written consent of each Bank and (C) amend, modify or waive any provision of Sections
2.01 through 2.03 without the written consent of each Bank; provided, further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Bank hereunder without the prior written consent of the Administrative Agent or such Bank, as the case may be. Each Bank shall be bound by any waiver, amendment or modification authorized by this Section and any consent by any Bank pursuant to this Section shall bind any assignee of its rights and interests hereunder.

      SECTION 10.08. Entire Agreement. This Agreement constitutes the entire contract among the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Except to the extent specifically provided herein (including Section 2.03), this Agreement shall not be deemed to be an amendment or modification of the documentation governing any Letter of Credit and the rights, remedies and obligations of the Banks under the documentation governing the Letters of Credit shall not be limited by the terms of this Agreement. Nothing in this Agreement expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      SECTION 10.09. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 10.10. Right of Setoff. If an Event of Default shall have occurred and be continuing under clause (a) or (b) of Article VIII, or if the Letters of Credit are surrendered and terminated or fully cash collateralized pursuant to
Section 2.06, each Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Bank or Affiliate to or for the credit or the account of any Credit Party against any of and all the obligations of any Credit Party now or hereafter existing under this Agreement or any other Credit Document held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or any other Credit Document and although such obligations may be unmatured. The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

      SECTION 10.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 10.03.

      SECTION 10.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

      SECTION 10.13. Release of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Credit Document, each of the Administrative Agent and the Collateral Agent is hereby irrevocably authorized by each Bank (without requirement of notice to or consent of any Bank) to take any action requested by the Borrower (including the giving of directions to the Collateral Agent) having the effect of releasing any Collateral or Guarantee obligations (i) to the extent necessary to permit consummation of any transaction, including any sale-leaseback transaction, CMO Transaction, or receivables securitization not prohibited by any Credit Document or that has been consented to in accordance with Section 10.07 or (ii) to the extent such Collateral constitutes (A) any accounts receivable and other contract rights to payment payable by non-U.S. Persons organized in China, India or Saudi Arabia to the Borrower or any Domestic Subsidiary or (B) inventory of the Borrower or any Domestic Subsidiary physically located outside of the United States, so long as, in the case of each of the foregoing clauses (A) and (B), such assets shall be used to secure Indebtedness of the Borrower or any Subsidiary not prohibited by any Credit Document.

      (b) Neither this Agreement, any other Credit Document nor any provision hereof or thereof may be waived, amended or modified so as to release any material Collateral or Guarantee of the Subsidiary Guarantors pursuant to the Guarantee and Collateral Agreement (except as provided therein or in paragraph
(a) of this Section 10.13), without the prior written consent of each Bank.

      SECTION 10.14. Confidentiality. Each of the Administrative Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Bank on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Bank on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, such party's U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated by this Agreement relating to such party and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no such party shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable security laws.

                  SECTION 10.15. Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address referred to in Section 10.01 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  SECTION 10.16. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the Borrower, the Administrative Agent and the Banks have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 LUCENT TECHNOLOGIES INC.


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                 JPMORGAN CHASE BANK, individually and as Administrative Agent


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                 CITIBANK, N.A.


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                 HSBC BANK USA.


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                 HSBC BANK plc
                                 HSBC BANK EGYPT S.A.E.
                                 HSBC BANK FRANCE SA
                                 HSBC BANK MIDDLE EAST
                                 THE HONGKONG AND SHANGHAI BANKING
                                          CORPORATION LIMITED, TAIWAN
                                 THE HONGKONG AND SHANGHAI BANKING
                                          CORPORATION LIMITED, NEW DELHI BRANCH
                                 THE SAUDI BRITISH BANK

                                 By: HSBC BANK USA, as Attorney-in-Fact


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title: